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                                                                   Exhibit 10.16

                               NON-NOTIFICATION
                              FACTORING AGREEMENT

NationsBanc Commercial Corporation
P.O. Box 4095
Atlanta, GA 30302

Gentlemen:

     We are pleased to set forth herein our agreement by which you are to act as our factor, effective as of June 18, 1998.

     1. We agree to do all of our business through you as our sole factor. We hereby assign and sell to you as absolute owner all of our present and future accounts, contract rights and other forms of obligation for the payment of money arising out of the sale of goods or rendition of services (hereinafter collectively termed "receivables") which are acceptable to you. we further sell and assign to you all of our interest in the goods represented by receivables and in all goods that may be returned by customers, all our rights as an unpaid vendor or lienor and all our rights of stoppage in transit, replevin and reclamation relating thereto.

          You hereby purchase from us, without recourse except as hereinafter set forth, all receivables which have been fully approved by you, which approval has not been withdrawn by you as provided below ("Approved Receivables"). Receivables which, in whole or in part, are not approved by you, as provided below, but am otherwise acceptable to you, are hereby purchased by you with full recourse to us to the extent not approved.

     2. On all Approved Receivables, you agree to assume any loss which is due solely to the financial inability of the customer to pay at maturity (the "Credit Risk"), provided the customer has received and accepted the goods and/or services which gave rise to such Approved Receivables without any Dispute The term "dispute" shall mean any dispute, deduction, claim, offset, defense or counterclaim of any kind.

          The amount, terms of payment and delivery, and all other conditions of each prospective sale shall be submitted to you for your prior written approval, and each approved sale shall be made only in accordance with such approval (however given), which may be withdrawn at any time before actual delivery of the merchandise or rendition of the services to the customer. Without limiting the foregoing, your approval shall automatically be canceled if any terms are changed or the amount of the sale is increased without your prior written consent, or if delivery is made more than forty-five (45) days after the approved delivery date or more than forty-five (45) days after the date of approval if no delivery date is specified.

     3. All invoices shall be mailed by us to the customers and shall be payable only in United States dollars. We will keep all shipping and delivery receipts and copies of all invoices at our office available for your inspection, and we shall deliver them to you promptly at your request. The sale of our receivables to you and your ownership thereof will be properly reflected on our books. We shall furnish you: (i) by the fifth day of each month a certified detailed ageing of all receivables outstanding as of the end of the previous month broken down by customer and invoice and a monthly report of remittances received and credits applied by customer in a form satisfactory to you, (ii) each week a summary ageing by customer of Approved Receivables in a form satisfactory to you; and (iii) weekly certified listings of newly created Approved Receivables in a form satisfactory to you. You shall have the right at any time or times to require us to furnish you with aged trial balance at more frequent intervals.

     4. The purchase price of receivables accepted by you is to be the net amount of such receivables, less your commission thereon. "Net amount" shall mean the gross amount less all returns, discounts (calculated on shortest terms) and credits or allowances of any nature at any time issued, owing claimed by customers, granted or outstanding.

     5. We are hereby authorized (until you shall otherwise direct) to collect and enforce the receivables for your benefit. We shall use our best efforts, in accordance with sound commercial practice and instructions provided by you, to maximize such collections, and shall pay all costs and expenses of such collection effort. Our failure to follow your instructions for a receivable shall release you from Credit Risk for that receivable. We are authorized to issue credits on any receivables (other than receivables specifically assigned to you as provided below) in accordance with our normal
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business practices. All proceeds of receivables shall be received by us for your account but we are authorized to deduct therefrom the purchase price payable by you with respect to the receivables so collected. Collections, if not identified to specific invoices by the customer, shall be allocated to the oldest open Approved Receivables. Except as provided below, you shall not have any liability to us for any part of the purchase price of receivables which is not collected from the customer. You shall have the right at all times, in our name or yours, to confirm and verify receivables and to obtain credit information from customers.

          If any Approved Receivable is unpaid for one hundred twenty (120) days after the due date thereof then provided (i) there shall not exist any Dispute with respect to such Approved Receivable (ii) the status of such Approved Receivable was correctly ad forth on the aged trial balances furnished to you from time to time and (iii) you still bear the Credit Risk as to such Approved Receivable, we may at our option, deliver to you a specific assignment of such Approved Receivable, together with copies of the applicable invoices, slipping and delivery receipts and any other information and documents requested by you relating thereto. You may require us to deliver such an assignment and any other item (including evidence of collection efforts), at any time with respect to (a) an Approved Receivable that is unpaid in part or in whole at the due date thereof, and (b) any or all other receivables, approved or not, owing by the customer whose Approved Receivable is being specifically assigned to you.
Within sixty (60) days of the delivery to you of any such assignment and other items, you will pay to us the purchase price of such Approved Receivable(s). We will promptly turn over to you any payment received by us on receivables which have been specifically assigned to you.

     6. You shall be entitled to a commission on all receivables purchased by you, which commission shall be payable on the 10th day of each month with respect to receivables purchased during the preceding month and shall be in an amount equal to three tenths of one percent (.3%) of the gross amount of such receivables less applicable discounts. Such commissions shall be due even if the approval for the receivable is withdrawn or the receivable is charged back to our account.

     7. You will send us a monthly statement of our account which shall constitute an account stated and be binding upon us except to the extent that written exceptions thereto are served upon you within thirty (30) days after such statement is rendered.

     8. We hereby grant to you a security interest in, and right to setoff with respect to, all receivables (whether or not acceptable to you or specifically assigned to you and whether arising before or after termination of this Agreement) and in all proceeds thereof as security for payment and performance of all of our obligations at any time owing to you, fixed or contingent, whether arising under this or any other agreement or otherwise ("Obligations"). We agree to pay to you on demand any debit balance at any time existing in our account, with interest at the Prime Rate less three quarters of one percent (.75%) which is the rate of interest announced from time to time by NationsBank, N.A. in Atlanta, Georgia as its "Prime Rate".

     We agree to have prepared and to furnish to you within ninety (90) days after the close of our fiscal year, financial statements which have been audited and certified by an independent certified public accountant.

     9. We warrant that all receivables are and will, at the time of actual assignment to you, be bona fide and existing Obligations of our customers arising out of the sale of goods and/or the rendition of services in the ordinary course of our business, free and clew of all liens, security interests and encumbrances; that all such receivables are and will be owned by and owing to us without any Dispute; and that we are now and shall at all times during the term of this Agreement be solvent and fully authorized to assign and sell the receivables to you hereunder without any restriction of any kind and to grant you the security interest granted herein. In addition to all other rights to which you are entitled under this Agreement, if there is any Dispute (including, without limitation, any Dispute relating to goods or services already paid for, or relating to receivables other than the receivable on which payment is being withheld) as to any receivable actually assigned to and paid for by you or if any such receivable evidenced by an invoice for less than Fifty Dollars ($50.00) is unpaid at its maturity, you may at any time charge the amount of such receivable back to us. Immediately upon the occurrence of any Dispute, and regardless of the date (if any) on which you charge back the affected receivable, the Credit Risk on such receivable shall automatically revert to us. You may also charge back and be relieved of the Credit Risk with respect to the amount of any receivable which is not paid at maturity due to acts of God, war, civil strife or the like.

     10. In the event of any breach by us of any provision, or upon the termination, of this Agreement, we will pay all Obligations to you upon demand. This Agreement may be terminated by either party giving written notice to the other by certified or registered mail or prepaid telegram, stating a termination date not less than sixty (60) days from the date such notice is sent; provided, however, that you may give us such notice at any time, and we may give such notice to you to take effect only upon any annual anniversary of the effective date of this Agreement. The effective date shall be the date of
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your acceptance of this Agreement, set forth below, or, if different, the date set forth in the first sentence of this Agreement. Notwithstanding the foregoing: should we be in default under this Agreement or any obligation to you, make a general assignment for the benefit of creditors, become insolvent, or call a meeting of creditors; or should any action or proceeding be commenced by or against us in bankruptcy or for an arrangement, reorganization, receiver or the like; then, in any such event you shall have the right to terminate this Agreement at any time without notice. Notwithstanding any termination of this Agreement, all of your rights and security interest and all of the terms, conditions, and provisions hereof shall continue in full force and effect until all transactions entered into prior to termination have been fully concluded and all Obligations to you have been paid in full.

     11. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns cannot be changed or terminated orally, and is the complete agreement between the parties. This Agreement is made in the state of New York and shall be interpreted according to the laws of said state. Each party waives the right to trial by jury. No delay or failure on your part in exercising any right or option hereunder shall operate as a waiver of such or of any other right or option, and no waiver whatever shall be valid unless in writing signed by you and then only to the went therein set forth.

     12. Receivables under this Agreement shall include those created by our doing business and rendering billing under the following trade styles/divisions, all of which have been duly and properly registered: Energie, Currants, Jamie Scott or under trade styles similar thereto.

ATTEST:                                     Jeri-Jo Knitwear, Inc.


     /s/ Laura Lentini                      By: /s/ Amanda Bokman
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              Asst. Secretary                   Amanda Bokman, Vice President

              [Corporate Seal]              Date: June 18, 1998
                                                 -------------------------------
                                            Address: 80 Carter Drive
                                                     Edison, NJ

Accepted in Atlanta, Georgia as of the
18th day of June, 1998

NationsBanc Commercial Corporation


By:  /s/          Sr. Vice President
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